Exhibit 8.1

Subsidiaries of Navios Maritime Acquisition Corporation

Company Name	Country of Incorporation
Aegean Sea Maritime Holdings Inc.,	Marshall Islands
Amorgos Shipping Corporation	Marshall Islands
Andros Shipping Corporation	Marshall Islands
Antikithira Shipping Corporation	Marshall Islands
Antiparos Shipping Corporation	Marshall Islands
Amindra Navigation Co.	Marshall Islands
Crete Shipping Corporation	Marshall Islands
Folegandros Shipping Corporation	Marshall Islands
Ikaria Shipping Corporation	Marshall Islands
Ios Shipping Corporation	Cayman Islands
Kithira Shipping Corporation	Marshall Islands
Kos Shipping Corporation	Marshall Islands
Mytilene Shipping Corporation	Marshall Islands
Navios Maritime Acquisition Corporation	Marshall Islands
Navios Acquisition Finance (U.S.) Inc.	United States (Delaware)
Rhodes Shipping Corporation	Marshall Islands
Serifos Shipping Corporation	Marshall Islands
Shinyo Loyalty Limited	China (Hong Kong)
Shinyo Navigator Limited	China (Hong Kong)
Sifnos Shipping Corporation	Marshall Islands
Skiathos Shipping Corporation	Marshall Islands
Skopelos Shipping Corporation	Cayman Islands
Syros Shipping Corporation	Marshall Islands
Thera Shipping Corporation	Marshall Islands
Tinos Shipping Corporation	Marshall Islands
Oinousses Shipping Corporation	Marshall Islands
Psara Shipping Corporation	Marshall Islands
Antipsara Shipping Corporation	Marshall Islands
Samothrace Shipping Corporation	Marshall Islands
Thasos Shipping Corporation	Marshall Islands
Limnos Shipping Corporation	Marshall Islands
Skyros Shipping Corporation	Marshall Islands
Alonnisos Shipping Corporation	Marshall Islands
Makronisos Shipping Corporation	Marshall Islands
Iraklia Shipping Corporation	Marshall Islands
Paxos Shipping Corporation	Marshall Islands
Antipaxos Shipping Corporation	Marshall Islands
Donoussa Shipping Corporation	Marshall Islands
Schinousa Shipping Corporation	Marshall Islands
Navios Acquisition Europe Finance Inc	Marshall Islands
Kerkyra Shipping Corporation	Marshall Islands
Lefkada Shipping Corporation	Marshall Islands
Zakynthos Shipping Corporation	Marshall Islands
Leros Shipping Corporation	Marshall Islands
Kimolos Shipping Corporation	Marshall Islands
Samos Shipping Corporation	Marshall Islands
Tilos Shipping Corporation	Marshall Islands
Delos Shipping Corporation	Marshall Islands
Agistri Shipping Corporation	Malta
Olivia Enterprises Corp.	Marshall Islands
Cyrus Investments Corp.	Marshall Islands
Navios Maritime Midstream Partners GP LLC	Marshall Islands

Navios Maritime Midstream Operating LLC	Marshall Islands
Navios Maritime Midstream Partners L.P.	Marshall Islands
Navios Maritime Midstream Partners Finance (US) Inc.	United States (Delaware)
Shinyo Ocean Limited	China (Hong Kong)
Shinyo Saowalak Limited	British Virgin Islands
Shinyo Kieran Limited	British Virgin Islands
Shinyo Dream Limited	China (Hong Kong)
Sikinos Shipping Corporation	Marshall Islands